As filed with the Securities and Exchange Commission on October 2, 2015

Registration No. 333-196108

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CNL HEALTHCARE PROPERTIES, INC.

(Exact name of registrant as specified in its governing instruments)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Stephen H. Mauldin

President and Chief Executive Officer

CNL Healthcare Properties, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil M. Goodman

Richard E. Baltz

Arnold & Porter LLP

601 Massachusetts Avenue

Washington, DC 20001

Telephone: (202) 942-5000

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CNL HEALTHCARE PROPERTIES, INC.

DEREGISTRATION OF SHARES

Pursuant to its registration statement on Form S-11 (File No. 333-196108) declared effective February 2, 2015 (the “Registration Statement”), CNL Healthcare Properties, Inc. (the “Company”) registered $1,000,000,000 in shares of its common stock, of which 95% of the shares were for its primary offering and 5% of the shares were issuable under its distribution reinvestment plan. The Company’s primary offering of shares on this Registration Statement terminated on September 30, 2015, and in accordance with the undertakings of the Company set forth in the Registration Statement, the Company is filing this Post-effective Amendment No. 3 to deregister all unsold shares of its common stock registered on this Registration Statement, except for 20,000,000 of the shares issuable under its distribution reinvestment plan, which the Company will continue to offer from time to time on this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on October 2, 2015.

CNL HEALTHCARE PROPERTIES, INC. (Registrant)

By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James M. Seneff, Jr.	Chairman of the Board and Director	October 2, 2015

* Thomas K. Sittema	Vice Chairman of the Board and Director	October 2, 2015

* Michael P. Haggerty	Independent Director	October 2, 2015

* J. Douglas Holladay	Independent Director	October 2, 2015

* J. Chandler Martin	Independent Director	October 2, 2015

/s/ Stephen H. Mauldin Stephen H. Mauldin	President and Chief Executive Officer (Principal Executive Officer)	October 2, 2015

* Kevin R. Maddron	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 2, 2015

* Ixchell C. Duarte	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015

By his signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 3 to the Registration Statement on behalf of the persons indicated.

*By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Attorney-in-Fact